UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

ADVENT TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(Address of principal executive offices, including zip code)

(617) 655-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADN	The Nasdaq Capital Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ADNWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2023, Advent Technologies Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with those certain purchasers named therein (the “Purchasers”) pursuant to which the Company agreed to issue and sell, in a public offering, directly to the Purchasers (the “Registered Direct Offering”), 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The purchase price per share of Common Stock is $0.20, resulting in gross proceeds of $2,000,000.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The net proceeds to the Company are expected to be approximately $1,780,000 million, after deducting estimated expenses payable by the Company associated with the Registered Direct Offering. The Company intends to use the proceeds from the Registered Direct Offering to fund its operations, which includes, but is not limited to, developing and manufacturing complete fuel cell systems and the Membrane Electrode Assembly (MEA) at the center of the fuel cell, designing fuel cell stacks and completing fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets, and for working capital and general corporate purposes.

The Registered Direct Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-271389), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 2, 2023, including the prospectus contained therein, as well as a prospectus supplement to be filed with the SEC in connection with the Company’s takedown relating to the Registered Direct Offering.

On December 22, 2023, the Company entered into an engagement letter with Joseph Gunnar & Co., LLC (“Gunnar”), pursuant to which Gunnar agreed to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Registered Direct Offering. The Company paid Gunnar an aggregate cash fee equal to 9.0% of the gross proceeds of the Registered Direct Offering. We have also agreed to reimburse Gunnar up to a total of $25,000 for actual fees and expenses of legal counsel and other out-of-pocket expenses.

The description of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K, and are incorporated herein by reference.

A copy of the press release issued by the Company announcing the Registered Direct Offering is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated December 22, 2023, by and between Advent Technologies Holdings, Inc. and those certain purchasers named therein.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENT TECHNOLOGIES HOLDINGS, INC.

Date: December 27, 2023	By:	/s/ James F. Coffey
James F. Coffey
Chief Operating Officer and General Counsel

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